SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             LEHMAN ABS CORPORATION
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             (Exact name of registrant as specified in its charter)


               Delaware                                          13-3447441
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(State of incorporation or organization)                        (IRS Employer
                                                             Identification No.)


3 World Financial Center, New York, New York                        10285
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(Address of principal executive offices)                          (Zip Code)


If this Form relates to the                If this Form relates to
the registration of a class of debt        registration of a class of debt
securities and is effective                securities and is to become effective
upon filing pursuant to General            simultaneously with the effectiveness
Instruction A(c)(1) please check the       of a concurrent registration
following box. [X]                         statement under the Securities
                                           Act of 1933 pursuant to General
                                           Instruction A(c)(2) please check
                                           the following box.   [_]


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
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Callable Treasury Strip Trust Certificates,    New York Stock Exchange
Series 1997-USTS-1



        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                               (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The description of the Callable Treasury Strip Trust Certificates, Series 1997-USTS-1, is contained in the Prospectus, dated November 15, 1995, included in the Registrant's Registration Statement on Form S-3 (No. 33-73438) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated September 23, 1997, as amended by an Amended Prospectus Supplement, dated September 25, 1997, to be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, as amended by an Amended Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.


ITEM 2.  EXHIBITS.

              The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with
Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

1. Standard Terms for Trust Agreements, dated as of February 28, 1996, between the Registrant and The Bank of New York, as Trustee, as supplemented by the Series Supplement, dated as of September 26, 1997, between the Registrant and The Bank of New York, relating to the Callable Treasury Strip Trust Certificates, Series 1997-USTS-1.




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
                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                  LEHMAN ABS CORPORATION
                                  (Registrant)

Date:  September 26, 1997         By: /s/ Mark L. Zusy
                                     --------------------------------
                                  Name: Mark L. Zusy
                                  Title: Senior Vice President